FingerMotion’s JiuGe Information Technology Subsidiary Awarded Two Additional Portal Contracts from China Mobile Limited

NEW YORK, NY (August 20, 2020) -- FingerMotion, Inc. (OTCQB: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, is pleased to announce recent and continued expansion of its Portal Sales & Marketing Management business through its contractually controlled company, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe”), in cooperation with China Mobile Limited (NYSE: CHL), the leading mobile telecommunications carrier in China.

Specifically, JiuGe has been awarded Portal Sales Cooperation Agreements covering two additional China Mobile online portals which service the Chifeng and Henan Provinces in China. The agreements call for JiuGe to jointly build and manage China Mobile’s leading online stores which are located on the Tmall.com portal.

Over the course of the past year, JiuGe has demonstrated its ability to successfully execute its digital marketing and online promotion by marketing phones, phone plans, data, and SIM cards to both Chifeng City, located in Inner Mongolia with a population of 4.3 million people (source: Wikipedia), and Henan Province which represents the 5th largest economy within China and has a population of 100 million people (source: Wikipedia). Unlike the United States, where one carrier has a nationwide portal, the telecom portals in China are regionalized to compensate for population considerations, thereby avoiding overwhelming network loads on the portals. For a U.S. comparison, such would be equivalent to having AT&T host its primary store on the Amazon.com portal.

“The two additional portal contracts awarded to JiuGe represents a further deepening and growth of our strategic relationship with China Mobile. The areas we expect to see the most synergies are in an upgraded product layout, growing market share, and brand awareness. Our shareholders should take note that these two agreements are a testament to the continued dedication and commitment from our JiuGe team and we look forward to sharing even more developments in the near future,” said CEO, Martin Shen.

About Tmall Portal

Tmall is considered a China Retail Marketplace under various subsidiaries of Alibaba Group Holding Limited (NYSE: BABA) and is the world’s largest third-party online and mobile commerce platform for brands and retailers, with a Gross Merchandise Value (GMV) of 3.2 billion Yuan in fiscal 2020. Tmall Global allows overseas brands and retailers to reach Chinese consumers and is the largest import e-commerce platform in China based on GMV in the twelve months ended March 31, 2020 according to Analysis, a research institution. As of March 31, 2020, there were over 250,000 brands and merchants on Tmall, including 80% of the consumer brands among the Forbes Top 100 World’s Most Valuable Brands for 2019. Tmall encourages its merchants to make product quality a priority and has established various safeguard mechanisms and typically requires merchants to make a significant deposit (ranges from RMB 10,000 to RMB 1,000,000 per storefront). Tmall is committed to protecting intellectual property rights and eliminating counterfeit merchandise and fictitious activities. (The foregoing information on Tmall was obtained from the Form 20-F for Alibaba Group Holding Limited for the fiscal year ended March 31, 2020 filed with the SEC on July 9, 2020 at pages 8, 71, 94 and 95.)

About China Mobile Limited

As a pioneer and market leader in the world’s largest mobile market, China Mobile aims to maintain its leading position in 4G development and lead the commercialization of 5G technologies. As of March 31, 2020, China Mobile had approximately 946 million mobile customers, including approximately 752 million 4G customers and approximately 32 million 5G package customers. China Mobile’s revenue from telecommunications services alone was 674 billion RMB as at December 31, 2019. (The foregoing information on China Mobile was obtained from the Form 20-F for China Mobile Limited for the fiscal year ended December 31, 2019 filed with the SEC on April 28, 2020 at pages 25, 26 and 50.) In addition, as at the end of May 2020, China Mobile had 55.6 million 5G customers (source: RCRWirelessNews Intelligence on All Things Wireless article dated June 23, 2020 by Joan Pedro Tomás).

About Shanghai JiuGe Information Technology

Shanghai JiuGe Information Technology Co., Ltd. is an internet technology innovation enterprise, adhering to the development concepts of "innovation, pragmatic, integrity". JiuGe is committed, through sound technology solutions and high-quality market resources, to providing customers with professional online marketing and information data services, to help clients achieve business success.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China.  It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers that can be resold to consumers.  As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users.  The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases.  FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com
718-269-3366

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